UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2006
APPLIED INNOVATION INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21352	31-1177192

(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)
5800 Innovation Drive
Dublin, Ohio 43016
(614) 798-2000
(Address, including zip code, and telephone number
including area code of registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On and effective May 11, 2006, on the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), the Board of Directors of Applied Innovation Inc. (the “Company”) approved the payment of an annual fee of $25,000 to Gerard B. Moersdorf, Jr., payable quarterly, in his capacity as Chairman of the Board of Directors.
     In addition, on May 11, 2006, the Compensation Committee approved an increase in the base salary of William H. Largent, President and Chief Executive Officer of the Company, to $180,000, as set forth on Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, on May 11, 2006, the Compensation Committee approved an amendment to the Company’s 2006 Management Bonus Program (the “Amendment”) to increase Mr. Largent’s target percentage for bonus purposes. The material terms of the Amendment are set forth on Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Description of Chairman of the Board Fee, Base Salary, and the Material Terms of the Amendment to Applied Innovation Inc.’s 2006 Management Bonus Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Innovation Inc.

Date: May 16, 2006	By:	/s/ William H. Largent

William H. Largent,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of Chairman of the Board Fee, Base Salary, and the Material Terms of the Amendment to Applied Innovation Inc.’s 2006 Management Bonus Program.